Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos., 333-233313 and 333-233314 on Form S-8 and No. 333-251290 on Form S-3 of our report dated December 16, 2019, relating to the consolidated financial statements of Mesa Air Group, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Mesa Air Group, Inc. for the year ended September 30, 2021.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

December 10, 2021